2906084

The Companies Act 1985

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

THE BROKER NETWORK

LIMITED

NC
2 MAR 1994
£50 FEE PAID
COMPANIES HOUSE

577640

1. The name of the Company is THE BROKER NETWORK LIMITED

2. The Registered Office of the Company will be situated in England or Wales.

3. The objects for which the Company are established are:-

(a) To carry on in conjunction with each other or as separate and distinct undertakings all or any of the following businesses: manufacturers, importers, exporters, agents, dealers (both wholesale and retail) in all articles of commercial, manufacturing, personal and household use and consumption and in all kinds of raw material: printers: publishers: property investors: property investment services: property management: estate agents: financial brokers: financial advisers: conference organisers and business promoters and advisers: warehousemen: storage contractors: shipping and forwarding agents, manufacturers of and dealers in all types of equipment and machinery: dealers in property and estates: property developers and investors, property managers: to offer services of accountant, book-keeper or secretary: estate agents, insurance agents and brokers, financiers, financial agents and to act as nominee, trustee, agent, factor, broker, executor, administrator, receiver for or otherwise on behalf of Companies, Corporations, firms or persons: builders: scaffolders: contractors: sign makers: heating and ventilation engineers and contractors: refrigeration engineers, specialist, contractors: decorators: painters: bricklayers: carpenters: shuttering manufacturers and erectors: joiners: public works and contractors: plasterers: plumbers: electricians, shop front fitters: carpet dealers and layers: builders and decorators: merchants: civil, mechanical, constructional, agricultural, consulting, heating, electrical and general engineers: architects: welders: sheet metal workers: double glazing and window consultants: blacksmiths: motor engineers: garage proprietors: car dealers, car hire services, taxi proprietors and operators: travel agents: tour operators: proprietors of vehicles and vessels of all kinds: transport and haulage contractors: general engineers: tool makers: booking agents for and managers of theatres, cinemas and all other kinds of entertainments and sporting events: turf and sporting accountants: proprietors of shops, cafes, clubs, hotels and restaurants, catering contractors: dealers in foods and provisions of all kinds: wine and spirit merchants: butchers: grocers: greengrocers: fishmongers and poultry merchants: dealers in health foods: farmers: florists: horticulturists: bakers: confectioners: tobacconists: hardware merchants: dealers in plastics of all kinds, antique dealers: furniture manufacturers and dealers: leather and fancy goods dealers: jewellers: radio, television and electrical retailers: general dealers and repairers: toys; games and sports equipment dealers: photographers and dealers in all kinds of photographic material and equipment: film producers and distributors: footwear manufacturers: textile merchants: tailors: fashion designers: ladies and gentlemen outfitters: clothing manufacturers: boot and shoe retailers: perfumery and cosmetic dealers: hairdressers: manufacturing and retail chemists: medical suppliers: printers: publishers: stationers: advertising and publicity agents: public relations, business consultants: business transfer agents and employment agents: hire purchase and leasing operators: computer operators: programmers and dealers: video dealers: market research specialists: business advisers, mail order specialists: dyers and cleaners: dry cleaners: proprietors of launderettes, excavation and demolition contractors: locksmiths: security advisers: plant hirers: scrap iron and waste merchants: commodity traders;and to carry on all or any of the said businesses, and provide services in connection therewith, either together as one business or as separate and distinct businesses, in any part of the world.

(b) To carry on any other business which in the opinion of the Company may be capable of being conveniently or profitably carried on in conjunction with or subsidiary to any other business of the company and is calculated to enhance the value of the Company's property or further its objects or any of them.

(c) To purchase or by any other means acquire freehold, leasehold or any other property for any estate or interest whatsoever, movable or immovable, or any interest in such property, and to sell, lease, let on hire, develop such property, or otherwise turn the same to the advantage of the Company.

(d) To apply for, register or by other means acquire any patent, patent rights, brevets d'invention, licences, trade marks, concessions and inventions and to use and turn to account the same or to develop, sell or assign the same licences or privileges in respect thereof or otherwise turn the same to the advantage of the Company.

(e) To build, reconstruct or generally maintain buildings and works of all kinds, whether or not these are situated on the property of the Company.

(f) To invest and deal with the monies of the Company in such shares or upon such securities and in such manner as from time to time may be determined.

(g) To amalgamate with or to make any agreement or arrangement with or enter into partnership or joint purse agreement with any other company, firm or person carrying on business similar or complementary to the business of the company or any part thereof.

(h) To subscribe for, take, purchase or otherwise acquire either for cash, shares or debentures in the Company or any other consideration in any other Company or business which in the opinion of the Company may be carried on so as to directly or indirectly to benefit the Company.

(i) To sell or otherwise dispose of the whole or any part of the business or property of the Company for any consideration, shares or debentures as the Company man think fit.

(j) To lend money to customers, associates and others both corporate and incorporate and to guarantee the observance and performance of obligations and contracts by customers and others.

(k) To borrow or raise money in such manner as the Company thinks fit and secure the repayment thereof by the creation and issue of debentures, debenture stock, mortgages or in any other way.

(l) To pay or remunerate any person, firm or company for rendering services to the Company in the promotion of the Company or the placing and issue of shares, debentures, debentures stock or other securities of the Company.

(m) To support and subscribe to any funds and to subscribe to or assist in the promotion of any charitable, benevolent or public purpose or object for the benefit of the Company or its employees, directors or other officers past or present and to grant pensions to such persons or their dependants.

(n) To draw, make, accept, endorse, discount and execute bills, warrants, notes or other negotiable or transferable instruments.

(o) To assist in the promotion of any company or undertaking which may appear likely to assist or benefit the Company and to place or guarantee the placing of, subscribe or underwrite or otherwise acquire any part of the stock, debentures, debentures stock of other obligations or such company.

(p) To promote by way of advertising the Company's products and services in any manner and to reward customers or potential customers and to promote or take part in any scheme likely to benefit the Company.

(q) To distribute in specie any of the shares, debentures or securities of the Company between the members of the Company in accordance with their rights.

(r) To do all such other things as may be deemed incidental or conducive to the attainment of the above or any of them.

All the foregoing objects shall be read and construed as separate and distinct objects and the generality of any such objects shall not be abridged or cut down by reference to any other object of the Company.

4. The liability of the members is limited.

5. The share capital of the Company is £2,000 divided into 2,000 ordinary shares of £1 each.

We, the several persons whose names, addresses and descriptions are subscribed are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

| Name, Addresses And Description of Subscribers | Number Of Shares Taken By Each Subscriber |
|---|---|
| Corporate Administration Services Limited<br>Harrington Chambers<br>26 North John Street<br>Liverpool<br>L2 9RU<br><br>Authorised Signatory: P Kennedy. | One |
| Corporate Administration Secretaries Limited<br>Harrington Chambers<br>26 North John Street<br>Liverpool<br>L2 9RU<br><br>Authorised Signatory: P Kennedy. | One |
| Number of shares | TWO |

Dated this 1ST DAY OF FEBRUARY 1994

Witness to the above signatures:

MISS ANDREA SMITH
Harrington Chambers
26 North John Street
Liverpool
L2 9RU

Secretary